     As filed with the Securities and Exchange Commission on April 9, 2001
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                                   CYMER, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                                          33-0175463
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                  ------------

                            16750 VIA DEL CAMPO COURT
                           SAN DIEGO, CALIFORNIA 92127
                    (Address of principal executive offices)


                                  ------------

     COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS ASSUMED BY CYMER, INC., ORIGINALLY GRANTED UNDER THE ACTIVE CONTROL EXPERTS, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plans)



                                 ROBERT P. AKINS
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                   CYMER, INC.
                            16750 VIA DEL CAMPO COURT
                           SAN DIEGO, CALIFORNIA 92127
                                 (858) 385-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------


                                   COPIES TO:
                              D. BRADLEY PECK, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

                                  ------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                           Proposed Maximum           Proposed Maximum
 Title of Securities to be                                     Offering                  Aggregate                 Amount of
        Registered           Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         336,109 shares                $77.41                   $3,964,988                  $991.25
     $0.001 per share
================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The maximum offering price per share and the aggregate offering price are derived from the actual exercise prices for shares subject to outstanding stock options previously granted under the Active Control eXperts, Inc. ("ACX") 1993 Stock Option Plan (the "ACX Plan"), divided by the applicable fraction set forth in the Certificate of Merger (described below).

The shares registered hereunder will be issued upon the exercise of stock options assumed by the Registrant pursuant to that certain Certificate of Merger filed by the Registrant with the Secretary of State of the State of Delaware on February 13, 2001. These options were originally granted to employees of ACX under the ACX Plan.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov".

                  The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 27, 2001 pursuant to Section 13 of the Exchange Act.

                  (b) Items 1 and 2 of the Registrant's Amendment No.1 to Registration Statement on Form 8-A filed on October 24, 1997, pursuant to Section 12 of the Exchange Act.

                           Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 6, 1996, pursuant to Section 12 of the Exchange Act.

                           Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on August 22, 1996, pursuant to Section 12 of the Exchange Act.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registration's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Nevada General Corporation Law). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the Registrant. Subject to the Registrant's Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT
NUMBER

     5.1       Opinion of Allison, Mackenzie, Hartman, Soumbeniotis &
               Russell, Ltd.
    23.1       Consent of KPMG LLP, independent auditors.
    23.2       Consent of Deloitte & Touche LLP, independent auditors.
    23.3       Consent of Allison, MacKenzie, Hartman, Soumbeniotis &
               Russell, Ltd. is contained in Exhibit 5.1 to this Registration Statement.
    24.1       Power of Attorney is contained on the signature page.
    99.1       ACX 1993 Stock Option Plan.
    99.2       Form of Incentive Stock Option Agreement used under the ACX Plan.
    99.3       Form of Nonstatutory Stock Option Agreement used under the ACX
               Plan.

ITEM 9.           UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 9, 2001.


                              CYMER, INC.


                              By: /s/ WILLIAM A. ANGUS, III
                                  ----------------------------------------------
                                  William A. Angus, III
                                  Senior Vice President, Chief Financial Officer and Secretary




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pascal Didier and William A. Angus, III, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                                 TITLE                                 DATE

           /s/ Robert P. Akins                               Chief Executive Officer and                April 9, 2001
--------------------------------------------                 Chairman of the Board
             Robert P. Akins                                 (PRINCIPAL EXECUTIVE OFFICER)


        /s/ William A. Angus, III                            Senior Vice President, Chief               April 9, 2001
--------------------------------------------                 Financial Officer and Secretary
          William A. Angus, III                              (PRINCIPAL FINANCIAL OFFICER)


           /s/ Nancy J. Baker                                Vice President, Finance and                April 9, 2001
--------------------------------------------                 Treasurer (PRINCIPAL ACCOUNTING
             Nancy J. Baker                                  OFFICER)


         /s/ Richard P. Abraham                              Director                                   April 9, 2001
--------------------------------------------
           Richard P. Abraham


         /s/ Kenneth M. Deemer                               Director                                   April 9, 2001
--------------------------------------------
           Kenneth M. Deemer


          /s/ Michael R. Gaulke                              Director                                   April 9, 2001
--------------------------------------------
            Michael R. Gaulke


         /s/ William G. Oldham                               Director                                   April 9, 2001
--------------------------------------------
           William G. Oldham


           /s/ Peter J. Simone                               Director                                   April 9, 2001
--------------------------------------------
             Peter J. Simone


           /s/ Jon D. Tompkins                               Director                                   April 9, 2001
--------------------------------------------
             Jon D. Tompkins

                                  EXHIBIT INDEX


EXHIBIT
NUMBER

     5.1       Opinion of Allison, Mackenzie, Hartman, Soumbeniotis & Russell,
               Ltd.

    23.1       Consent of KPMG LLP, independent auditors.

    23.2       Consent of Deloitte & Touche LLP, independent auditors.

    23.3 Consent of Allison, Mackenzie, Hartman, Soumbeniotis & Russell, Ltd. is contained in Exhibit 5.1 to this Registration Statement.

    24.1       Power of Attorney is contained on the signature page.

    99.1       ACX 1993 Stock Option Plan.

    99.2       Form of Incentive Stock Option Agreement used under the ACX Plan.

    99.3       Form of Nonstatutory Stock Option Agreement used under the ACX
               Plan.